UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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Optimal Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Registered Office:

3500 de Maisonneuve Blvd. West, Suite 1700

Montréal, Québec H3Z 3C1

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of Optimal Group Inc. (the "Corporation"):

NOTICE IS HEREBY GIVEN that an annual and special meeting of the shareholders (the “Meeting”) of the Corporation will be held at the Residence Inn by Marriott, 2170 Lincoln Avenue, Montréal, Québec, on June 26, 2007 at 10:00 a.m. (Eastern time). The purpose of the Meeting is to:

1.	elect three (3) directors to serve for a three-year term;
2.

appoint KPMG LLP, chartered accountants, as the independent auditors of the Corporation for the fiscal year ending December 31, 2007 and to authorize the audit committee of the board of directors to fix the remuneration of the independent auditors of the Corporation; and

3.	to consider, and, if deemed advisable, approve the adoption of the 2007 stock option plan of the Corporation.

Shareholders will also consider and act on other business as may properly come before the Meeting or any postponement or adjournment thereof.

Only shareholders of record at the close of business on May 23, 2007 (the “Record Date”) are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. The share register will not be closed between the Record Date and the date of the Meeting.

Shareholders, whether anticipating to attend the Meeting in person or not, are urged to complete, sign, date and return the enclosed form of proxy promptly in the envelope provided or by facsimile to the Corporation’s transfer agent, Computershare Investor Services Inc. ("Computershare"), Attention: Proxy Tabulation Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: (416) 263-9524 or 1-866-249-7775, as instructed on the form of proxy. To be effective, proxies must be received by Computershare, not later than 5:00 p.m. (Eastern time) on June 20, 2007, or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Meeting, or any further adjournment or postponement thereof.

DATED at Montréal, this 23rd day of April, 2007.

By ORDER of the Board of Directors

Leon P. Garfinkle

Senior Vice-President,

General Counsel

and Secretary

OPTIMAL GROUP INC.

Registered Office:

3500 de Maisonneuve Blvd. West, Suite 1700

Montréal, Québec, Canada H3Z 3C1

PROXY STATEMENT

In this proxy statement, references to "$" are to United States dollars, references to "Cdn.$" are to Canadian dollars and references to our 2006 audited financial statements are to our audited consolidated financial statements for the year ended December 31, 2006, which are included in our Form 10-K annual report filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 15, 2007.

SOLICITATION AND VOTING OF PROXIES

The accompanying proxy is solicited by management of Optimal Group Inc. (the “Corporation”) for use at the annual and special meeting of shareholders of the Corporation (the “Meeting”) to be held at 10:00 a.m. (Eastern time) on June 26, 2007 at the Residence Inn by Marriott, 2170 Lincoln Avenue, Montréal, Québec, Canada, H3H 2N5 and for any adjournments or postponements of the Meeting. The costs of solicitation will be borne by the Corporation. The solicitation of proxies will be made primarily by mail but proxies may also be solicited personally or by telephone, electronic mail or fax by the Corporation’s directors, officers and employees without special compensation. Record holders such as brokerage houses, nominees, fiduciaries or other custodians are requested to forward soliciting materials to beneficial shareholders who do not hold their shares in their own name and to request authority for the exercise of proxies, and, upon request of such record shareholders, they will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial shareholders.

Our board of directors (our “Board”) has fixed May 23, 2007 as the record date for determining those shareholders who shall be entitled to receive notice of and to vote at the Meeting (the “Record Date”). On May 11, 2007, to the knowledge of management of the Corporation, there are 23,853,168 Class “A” shares of the Corporation outstanding.

To be effective, proxies must be received by Computershare Investor Services Inc. (“Computershare”) not later than 5:00 p.m. (Eastern time) on June 20, 2007, or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Meeting, or any further adjournment or postponement thereof. We anticipate mailing this proxy statement, the accompanying form of proxy and the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 to holders of Class “A” shares on or about May 30, 2007.

PURPOSE OF THE MEETING

As described in more detail in this proxy statement, the purpose of the Meeting is to:
1.	elect three (3) directors to serve for a three-year term;
2.

appoint KPMG LLP (“KPMG”), chartered accountants, as the independent auditors of the Corporation for the fiscal year ending December 31, 2007 and to authorize the audit committee of our Board to fix the remuneration of the independent auditors of the Corporation; and

3.	to consider, and, if deemed advisable, to approve the adoption of the 2007 stock option plan of the Corporation.

Shareholders will also consider and act on such other business as may properly come before the Meeting or any postponement or adjournment thereof.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is important to beneficial shareholders. Beneficial shareholders should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as registered shareholders can be recognized and acted upon at the Meeting. If Class “A” shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the shareholder’s name on the records of the Corporation. Such shares will more likely be registered under the name of the shareholder’s broker or a nominee of that broker. In Canada, the vast majority of these shares are registered under the name of CDS & Co. (the registration name for the Canadian Depository for Securities), which acts as nominee for many Canadian brokerage firms. In the United States, shares are often registered under the name of CEDE & Co. (the registration name for The Depository Trust Company), which acts as nominee for many U.S. brokerage firms. Class “A” shares held by brokers or their nominees can only be voted upon the instructions of the beneficial shareholder.

Applicable regulatory policy requires brokers to seek voting instructions from beneficial shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by beneficial shareholders in order to ensure that their Class “A” shares are voted at the Meeting. Often, the form of proxy supplied to a beneficial shareholder by his/her broker is identical to the form of proxy provided by the Corporation to the registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the beneficial shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communication Solutions (“Broadridge”). Broadridge typically prepares a machine-readable proxy form, mails those forms to the beneficial shareholders and asks beneficial shareholders to return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Class “A” shares at the Meeting.

A beneficial shareholder receiving a proxy form Broadridge cannot use that proxy to vote Class “A” shares directly at the Meeting. The proxy must be returned to Broadridge sufficiently well in advance of the Meeting in order to have the Class “A” shares represented by such proxy voted in accordance with the instructions of the beneficial shareholder.

APPOINTMENT OF PROXY AND DISCRETIONARY AUTHORITY

Shareholders have the right to appoint a person, who need not be a shareholder, other than persons designated in the form of proxy accompanying the proxy statement, as nominee to attend and act for and on behalf of such shareholder at the Meeting and may exercise such right by inserting the name of such person in the blank space provided on the form of proxy.

The form of proxy accompanying this proxy statement confers discretionary authority upon the proxy nominees with respect to amendments or variations to the matters identified in the accompanying notice of the Meeting and other matters that may properly come before the Meeting.

The persons named in the enclosed form of proxy, who are officers of the Corporation, will vote the Class “A” shares in respect of which they are appointed in accordance with the directions of the shareholders appointing them.

In the absence of such directions, such Class “A” shares will be voted FOR:
1.	the election of Messrs. Henry M. Karp, Jonathan J. Ginns and Sydney Sweibel to serve as directors of the Corporation for a three-year term;
2.

the appointment of KPMG as independent auditors of the Corporation for the fiscal year ending December 31, 2007, and the authorization of the audit committee of our Board to fix the remuneration of the independent auditors of the Corporation; and

3.	the approval of the adoption of the 2007 stock option plan.

Management of the Corporation knows of no matters to come before the Meeting other than the matters referred to in the accompanying notice of the Meeting. However, if any other matters which are not now known to management should properly come before the Meeting, the Class “A” shares represented by proxies granted to the proxy nominees will be voted on such matters in accordance with the best judgment of the proxy nominee.

REVOCATION OF PROXIES

Proxies given by shareholders for use at the Meeting may be revoked at any time prior to their use. A shareholder giving a proxy may revoke the proxy (i) by instrument in writing executed by the shareholder or by his or her attorney authorized in writing, or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized indicating the capacity under which such officer or attorney is signing, and delivering it either at the registered office of the Corporation (as set forth in this proxy statement) or with Computershare at any time up to and including 5:00 p.m. (Eastern time) on the last business day preceding the day of the Meeting, or any adjournment or postponement thereof, or with the Chairman of the Meeting on the day of the Meeting or adjournment or postponement thereof, or (ii) in any other manner permitted by law.

QUORUM AND VOTING RIGHTS AND APPROVAL OF PROPOSALS

Two persons present in person, being shareholders or proxy holders, representing not less than 10% of the outstanding Class “A” shares constitutes a quorum for the transaction of business at the Meeting. Class “A” shares represented by proxies that are marked “withhold vote” on any matter will be counted as shares present for purposes of determining the presence of a quorum. Class “A” shares that are represented by non-votes will also be counted as shares present for purposes of determining the presence of a quorum. If a quorum is not present, the Meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

Each Class “A” share entitles its owner to one vote on all matters presented at the Meeting. The election of directors, the appointment of KPMG as the independent auditors of the Corporation for the fiscal year ending December 31, 2007, and the approval of the adoption of the 2007 stock option plan, each requires the affirmative vote of a majority of the total votes cast by the shareholders present (in person or by proxy) and entitled to vote at the Meeting.

An abstention will not be counted as a vote cast. In addition, Class “A” shares represented at the Meeting whose votes are withheld on any matter will not be counted as a vote cast. A broker non-vote will also not be counted as a vote cast. A broker non-vote occurs when the broker holding shares for a beneficial shareholder does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal and has not received voting instructions from the beneficial shareholder for that proposal.

All votes will be tabulated by Computershare, the proxy tabulator and inspector of election appointed for the Meeting. Computershare will separately tabulate affirmative and negative votes, abstentions or withheld votes and broker non-votes.

DISSENTERS’ RIGHT OF APPRAISAL

We do not anticipate that any matter will be acted upon at the Meeting that would give rise to rights of appraisal or similar rights of dissenters.

SOLICITATION OF PROXIES

We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the accompanying form of proxy. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding Class “A” shares in their names on behalf of beneficial shareholders so that they may forward these proxy materials to our beneficial shareholders.

CORPORATE GOVERNANCE

Board Composition and Independence

Our Board has set the number of directors at nine, divided into three classes of three directors each. Messrs. Henry M. Karp, Jonathan J. Ginns and Sydney Sweibel, as members of a single class of directors, have been elected to hold office until the close of the Meeting; Messrs. Holden L. Ostrin, Stephen J. Shaper and Tommy Boman, as members of a single class of directors, have been elected to hold office until the close of the 2008 annual meeting of shareholders of the Corporation; and Messrs. Neil S. Wechsler, James S. Gertler and Thomas D. Murphy, as members of a single class of directors, have been elected to hold office until the close of the 2009 annual meeting of shareholders of the Corporation.

Our Board is composed of a majority of independent directors. Independence is determined with reference to the listing standards of the Nasdaq Stock Market (“Nasdaq”), which are consistent with Canadian rules of independence. Our Board has determined that Tommy Boman, James S. Gertler, Jonathan J. Ginns, Thomas D. Murphy and Sydney Sweibel are independent directors as determined under the listing standards of Nasdaq. The remaining directors are current or former employees of the Corporation and as a result are not independent directors.

Our Board, Board Meetings and Committees

Our Board’s role is to supervise the management of the Corporation by establishing policies and procedures directed at promoting and monitoring good corporate governance and effective corporate management. Our Board generally has four regularly scheduled meetings per year and audit committee meetings are normally held in conjunction with these Board meetings. Our Board and its committees also hold special meetings and act by written consent from time to time as appropriate. Board meetings include regularly scheduled sessions for our Board to meet with the Chief Executive Officer as well as for the independent directors to meet without management present. Our Board met five times in 2006. Stephen J. Shaper attended four out of five meetings of our Board. All of our other directors attended all of the combined Board and committee meetings on which they served during the last fiscal year. Our Board has three standing committees: the audit committee, the compensation committee and the nominating committee. Copies of our audit committee charter and our nominating committee charter are incorporated into this proxy statement by reference to Schedule A and Schedule B of the Corporation’s proxy statement for the 2006 annual meeting of shareholders of the Corporation available on SEDAR at www.sedar.com and, upon request, the Corporation will provide a copy of the 2006 proxy statement free of charge to any securityholder of the Corporation.

Audit Committee.

The Corporation has a separately designated standing audit committee established in accordance with Section 3(a) (58)(A) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The audit committee of our Board oversees our financial reporting process on behalf of our Board, including monitoring the quality and integrity of our financial statements, financial reporting process, system of internal controls over financial reporting, audit process and related disclosure; our compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the performance of our internal audit and control functions. The audit committee met four times in 2006. The audit committee is composed of three non-management directors, namely Messrs. James S. Gertler, Chairman, Jonathan J. Ginns and Sydney Sweibel. Each of the members of the audit committee is independent under the listing standards of Nasdaq and the Commission rules.

Compensation Committee.

The compensation committee of our Board oversees responsibilities relating to compensation of the directors and executive officers of the Corporation. The compensation committee is composed of three non-management directors, namely Messrs. Thomas D. Murphy, Chairman, Tommy Boman and James S. Gertler. Each of the members of the compensation committee is independent under the listing standards of Nasdaq. The compensation committee met 10 times in 2006.

The compensation committee currently operates without a charter. The compensation committee has overall responsibility with respect to approving and monitoring our executive compensation plans, policies and programs. The committee's objective is to promote an executive compensation program that supports our overall objective of rewarding performance thereby enhancing shareholder value. In order to achieve these goals, the compensation committee may seek the advice or input from time to time of external compensation consultants or the executive officers of the Corporation. In addition, certain ministerial tasks such as administration of various compensation plans has been delegated to the appropriate officers of the Corporation. However, the compensation committee will render all final decisions relating to executive compensation.

Nominating Committee.

The nominating committee of our Board oversees the responsibility for identifying candidates for nomination as directors, and selecting the director nominees to be presented for election at each annual meeting of shareholders of the Corporation. The nominating committee is responsible for assisting our Board by actively identifying individuals qualified to become members of our Board and making recommendations to our Board regarding the director nominees for election at the next annual general meeting of shareholders. The nominating committee met one time in 2006. The nominating committee is composed of Messrs. Sydney Sweibel, Chairman, Tommy Boman and Thomas D. Murphy. Each of the members of the nominating committee is independent under the listing standards of Nasdaq.

Compensation Committee Interlocks and Insider Participation

The compensation committee is comprised of Messrs. Thomas D. Murphy, Tommy Boman and James S. Gertler. None of the members of the compensation committee is a current or former employee or officer of the Corporation nor was any member of the compensation committee involved in a related transaction that is otherwise required to be disclosed.

Corporate Governance Guidelines and Code of Ethics

We have adopted a code of business conduct and ethics for directors and employees (including officers) within the meaning of the regulations adopted by the Commission under Section 406 of the Sarbanes - Oxley Act of 2002. The code has been designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Commission and in other public communications made by us; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the code to an appropriate person or persons; and accountability for adherence to the code. The application of the code to the persons it applies to may only be waived by our Board in accordance with Commission regulations and the Sarbanes - Oxley Act of 2002. A copy of the code is available to the general public at our website at http://www.optimalgrp.com. In addition, we will disclose on our website any amendment to the code and any waiver of the code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions.

Executive Sessions of our Board

Our non-management directors meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board has adopted a policy that the non-management directors will meet without management present at each regularly scheduled Board meeting.

Communications with our Board

Shareholders and other parties interested in contacting our non-management directors may send an e-mail to: nonmanagementdirectors@optimalgrp.com or write to Non-Management Directors, Optimal Group Inc., 3500 de Maisonneuve Blvd. West, Suite 1700, Montréal, Québec, Canada, H3Z 3C1. Shareholders should use the e-mail and mailing address for the non-management directors to send communications to our Board. Communications addressed to individual directors will be forwarded to such directors. We do not have a policy with respect to the attendance of directors of the Corporation at the annual meeting of shareholders of the Corporation. As there was no special business to be conducted by our Board in connection with the 2006 annual meeting of shareholders of the Corporation, only three of our directors attended the 2006 annual meeting of shareholders of the Corporation.

Nomination of Directors

As provided in its charter, the nominating committee identifies and recommends to our Board nominees for election to our Board. The nominating committee will consider nominees submitted by shareholders. The nominating committee, in its commitment to our corporate governance guidelines, strives to nominate director candidates who exhibit high standards of ethics, integrity, commitment and accountability and who are committed to promoting the long-term interests of our shareholders. In addition, all nominations attempt to ensure that our Board shall encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to our operations and interests. In that regard, from time to time, the nominating committee may identify certain skills or attributes (e.g., extensive global business experience) as being particularly desirable to help meet specific Board needs that have arisen. When the nominating committee reviews a potential new candidate, it looks specifically at the candidate's qualifications in light of the needs of our Board at that time, given the then-current mix of director attributes.

In connection with the director nominations process, the nominating committee may identify candidates through recommendations provided by members of our Board, management or shareholders, and may also engage a search firm to assist in identifying or evaluating qualified candidates. The committee will review and evaluate candidates taking into account available information concerning the candidate, the qualifications for Board membership described above and other factors that it deems relevant. In conducting its review and evaluation, the nominating committee may solicit the views of other members of our Board, senior management and third parties, conduct interviews of proposed candidates and may also request that candidates meet with other members of our Board. The nominating committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. The nominating committee did not pay any fees to any third party to assist us in identifying or evaluating any potential nominees for director during 2006. The nominating committee has not received any nominations from shareholders for the election of a director at the Meeting. A shareholder may also recommend director candidates for consideration by the nominating committee. Shareholders may contact the nominating committee by making contact with our non-management directors – see “Corporate Governance – Communications with our Board” above.

Information on Directors and Proposed Nominees

The nominating committee of the Board has nominated Henry M. Karp, Jonathan J. Ginns and Sydney Sweibel, as members of a single class of directors, to hold office until the close of the 2010 annual meeting of shareholders of the Corporation. Each of the three nominees has established his eligibility and willingness to serve as a director. Jonathan J. Ginns and Sydney Sweibel are independent directors within the meaning of the listing standards of Nasdaq and the Commission rules. Election of each director requires the affirmative vote of a majority of the total votes cast by the shareholders present (in person or by proxy) at the Meeting.

The names of all nominees for election as directors and directors who remain on the Board and executive officers; their province or state of residency; their period of service as a director; their principal occupation during the last five (5) years; and the number of Class “A” shares beneficially owned by them, directly or indirectly, or over which any of them exercises control or direction as of May 9, 2007; and the dates upon which they became directors, are as follows:

Name	Principal Occupation	# of Class “A” Shares	Director Since	Term Expires

Neil S. Wechsler, 40 Québec, Canada	Co-Chairman and Chief Executive Officer Optimal Group Inc.	1,015,607	1995	2009

Holden L. Ostrin, 47 Québec, Canada	Co-Chairman Optimal Group Inc.	1,012,857	1996	2008

Henry M. Karp, 52 Québec, Canada	Director	1,012,857	1996	2007

James S. Gertler, 41 New York, United States	Managing member of Independent Outdoor Advertising, LLC	86,550	1997	2009

Thomas D. Murphy, 53 Colorado, United States	President, Peak Tech Consulting	58,959	2000	2009

Jonathan J. Ginns, 42 District of Columbia, United States	Managing Partner, ACON Investments	70,000	2001	2007

Sydney Sweibel, 56 Québec, Canada	Partner, Sweibel Novek Barristers & Solicitors	70,453	2001	2007

Tommy Boman, 68 South Carolina, United States	Former Vice-Chairman of IMS International and President and Chief Executive Officer of IMS America	41,571	2004	2008

Stephen J. Shaper, 70 Texas, United States	Partner, Convergent Investors	205,826	2004	2008

Gary S. Wechsler, C.A., 48 Québec, Canada	Treasurer and Chief Financial Officer	572,857	-	-

Leon P. Garfinkle, 46 Québec, Canada	Senior Vice-President, General Counsel and Secretary	128,000	-	-

Douglas P. Lewin, 37 Québec, Canada	Senior Vice-President; President,Optimal Payments Inc.	160,867	-	-

O. Bradley McKenna, C.A., 56 Québec, Canada	Vice-President, Administration and Human Resources	123,000	-	-

Benjamin A. Dalfen, 33 Québec, Canada	Executive Vice-President, Business Development, Optimal Payments Inc.	51,782	-	-

David S. Schwartz, C.A., C.F.A., 37 Québec, Canada	Chief Financial Officer, Optimal Payments Inc.	66,260	-	-

Neil S. Wechsler has been Chief Executive Officer of the Corporation since October 1994 and was Chairman of the Corporation from June 1996 through June 1999, at which time Mr. Wechsler and Mr. Holden L. Ostrin each became Co-Chairman.

Holden L. Ostrin was Vice-Chairman of the Corporation from June 1996 through June 1999, at which time Mr. Ostrin and Mr. N. Wechsler each became Co-Chairman.

Henry M. Karp was President and Chief Operating Officer of the Corporation from June 1999 through December 2005. From June 1996 through June 1999, Mr. Karp was Executive Vice-President of the Corporation, and from December 1994 to May 1996, Mr. Karp was Vice-President, Business Development of the Corporation.

James S. Gertler is a managing member of Independent Outdoor Advertising, LLC, an outdoor media company in the United States and is a principal of the general partner of Signal International, an offshore rig repair, maintenance, upgrade and conversion company in the Gulf of Mexico.

Thomas D. Murphy is the President of Peak Tech Consulting, a firm that specializes in information technology management and related benefit realization.

Jonathan J. Ginns has been Managing Partner of ACON Investments, a Washington, D.C.-based private equity investment firm since 1996.

Sydney Sweibel has been a founding partner of the law firm Sweibel Novek in Montreal, Quebec.

Tommy Boman served as a director of Terra Payments Inc. from March 2003 until April 2004. Prior to 1998, Mr. Boman was Vice-Chairman of IMS International and President and Chief Executive Officer of IMS America, a market research company for the pharmaceutical and healthcare industries.

Stephen J. Shaper served as a director of Terra Payments Inc. from October 2000, and as Chairman from May 2002, until April 2004. Mr. Shaper is a partner with Convergent Investors, a private equity venture capital firm based in Houston, Texas.

Gary S. Wechsler, C.A. has been Treasurer and Chief Financial Officer of the Corporation since May 1994.

Leon P. Garfinkle has been Senior Vice-President, General Counsel and Secretary of the Corporation since July 2000.

Douglas P. Lewin has been Senior Vice-President of the Corporation since April 2004. Mr. Lewin is President of Optimal Payments Inc. Prior to March 2006, he was Executive Vice-President of Optimal Payments Inc. and prior to April 2004, he was Executive Vice-President of Terra Payments Inc.

O. Bradley McKenna, C.A. has been the Vice-President, Administration and Human Resources of the Corporation since June 1999.

Benjamin A. Dalfen was recently appointed Executive Vice-President, Business Development of Optimal Payments Inc. Prior to March 2007, Mr. Dalfen was Chief Executive Officer of FireOne Group plc. Prior to March 2006, Mr. Dalfen was Chief Operating Officer of FireOne Group plc. Prior to May 2005, Mr. Dalfen was Vice-President – Merchant Services of Optimal Payments Inc. and prior to April 2004, he was Vice-President – Merchant Services of Terra Payments Inc.

David S. Schwartz, C.A., C.F.A. was recently appointed Chief Financial Officer of Optimal Payments Inc. Prior to March 2007, Mr. Schwartz was Chief Financial Officer of FireOne Group plc. Prior to May 2005, Mr. Schwartz was Vice-President, Investor Relations of the Corporation and Chief Financial Officer of Optimal Services Group Inc. Prior to April 2004, he was Chief Financial Officer of Terra Payments Inc. and prior to May 2002, he was Vice-President, Finance of Terra Payments Inc.

Director Continuing Education

Members of senior management of the Corporation as well as appropriate outside advisors will periodically report to our Board on any significant developments in the law and practice of corporate governance and other matters relating to the duties and responsibilities of directors in general.

RECOMMENDATION OF OUR BOARD

Our Board recommends that you vote FOR the election of each of Messrs. Karp, Ginns and Sweibel to serve as directors for a three-year term ending at our annual meeting of shareholders in 2010.

Proxies received pursuant to this solicitation will be voted FOR the election of the above named nominees as directors of the Corporation, unless the shareholder has specified in the proxy that his or her Class “A” shares are to be withheld from voting for the election of directors. If for any reason any of such nominees should be unable to serve as a director, such proxy will be voted for a substitute nominee in his place. As at the date hereof, management of the Corporation does not anticipate that any of the nominees will be unable to serve as a director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid to the Co-Chairman and Chief Executive Officer and the four other most highly compensated executive officers of the Corporation (collectively, the “Named Executive Officers”) for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity incentive plan compen-sation ($)	Change in pension value and non-qualified deferred compensa-tion earnings ($) (4)	All other compensa-tion ($)	Total ($)
Neil S. Wechsler Co-Chairman and Chief Executive Officer	2006	1,322,401	410,000	272,652	0	0	0	0(5)(6)	2,005,053
Holden L. Ostrin Co-Chairman	2006	1,322,401	410,000	272,652	0	0	0	46,534(6)(7)	2,051,587
Gary S. Wechsler Treasurer and Chief Financial Officer	2006	644,671	285,000	103,868	0	0	0	0(5)	1,033,539
Douglas P. Lewin President, Optimal Payments Inc.	2006	321,458	392,312	103,868	0	0	0	16,348(8)	833,986
Benjamin A. Dalfen Executive Vice-President, Business Development, Optimal Payments Inc.	2006	311,913	392,312	272,652	0	0	0	0(5)	976,877

(1)

We pay salary in Canadian dollars. The average exchange rate used to convert these salaries into dollars in 2006 was US$1.00=Cdn$ 1.1343. Aggregate salary included a portion paid bi-weekly in accordance with our general payroll practice and a portion paid in a single installment.

(2)

These restricted share units (RSUs) had an estimated fair value of $4,923 on the grant date which is being amortized over the vesting period. Since RSUs are exercisable at a nominal amount, the estimated fair value was determined using the FireOne Group plc share price at the date of grant. The vesting period of these RSUs is one third on the first anniversary of the award, an additional one third on the second anniversary of the award and the remaining one third on the third anniversary of the award.

(3)

We did not recognize any expense in 2006 for stock options because our Board approved the accelerated vesting, in the fourth quarter of 2005, of all unvested stock options previously granted under our stock option plan to eliminate compensation expense that would otherwise be recognized in our income statement with respect to these stock options. In order to prevent unintended personal benefits to the holders of accelerated options, our Board imposed restrictions on any shares received through the exercise of accelerated options that prevent the sale of such shares prior to the earlier of the original vesting date or the option holder’s termination of employment.

(4)

The Named Executive Officers each hold RSUs pursuant to the FireOne Group plc restricted share unit plan. In accordance with the terms of the plan, participants are entitled to defer receipt of shares upon vesting of the RSU. In 2006, each of the Named Executive Officers had negative earnings associated with this deferral election in amounts equal to: Mr. Neil Wechsler $-742,960, Mr. Ostrin, $-712,276, Mr. Gary Wechsler $-335,954, Mr. Lewin $-275,415 and Mr. Dalfen $-1,009,270.

(5)	The dollar value of all perquisites and other personal benefits or property was less than $10,000.

(6)	Perquisites for both the Co-Chairman and Chief Executive Officer and the Co-Chairman include the payment of life insurance premiums. See “Executive Employment and Separation Agreements.”

(7)	The perquisites include the interest free benefit of a home loan granted in 1996 amounting to $4,196 and life insurance premiums amounting to $42,338.

(8)

The perquisites include life insurance premiums, a car allowance, parking and a payment by us to the executive calculated based on the executive’s contribution to his individual Registered Retirement Savings Plan. This employer payment is not tax deferred.

GRANTS OF PLAN - BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Treshold$	Target $	Maximum $	Treshold (#)	Target (#)	Maximum (#)
Neil S. Wechsler Co-Chairman and Chief Executive Officer	5/12/06	0	0	0	0	0	210,000	0	0	1,308,300
Holden L. Ostrin Co-Chairman	5/12/06	0	0	0	0	0	210,000	0	0	1,308,300
Gary S. Wechsler Treasurer and Chief Financial Officer	5/12/06	0	0	0	0	0	80,000	0	0	498,400
Douglas P. Lewin President, Optimal Payments Inc.	5/12/06	0	0	0	0	0	80,000	0	0	498,400
Benjamin A. Dalfen Executive Vice-President, Business Development, Optimal Payments Inc.	5/12/06	0	0	0	0	0	210,000	0	0	1,308,300

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option awards					Stock awards
Name	Number of securi-ties under-lying unexer-cised options (#) Exerci-sable	Number of securities under-lying unexer-cised options (#) Unexerci-sable	Equity incentive plan awards: Number of securities under-lying unexer-cised unearned options (#)	Options exercise price ($) USD	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units that have not vested (#)	Equity incentive plan awards: Number of unearned shares units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Neil S. Wechsler Co-Chairman and Chief Executive Officer	870,000	0	0	7.10	April 29, 2009	228,156	261,046(1)	0	0
Holden L. Ostrin Co-Chairman	870,000	0	0	7.10	April 29, 2009	228,156	261,046(2)	0	0
Gary S. Wechsler Treasurer and Chief Financial Officer	420,000	0	0	7.10	April 29, 2009	86,917	99,446(3)	0	0
Douglas P. Lewin President, Optimal Payments Inc.	121,039 22,077 15,862 1,889	0	0	7.10 7.43 9.37 4.56	April 29, 2009 April 4, 2009 January 30, 2009 May 26, 2008	86,917	99,446(4)	0	0
Benjamin A. Dalfen Executive Vice-President, Business Development, Optimal Payments Inc.	29,108 14,349 4,532 2,243 755 755	0	0	7.10 7.43 9.37 7.58 4.56 4.16	April 29, 2009 April 4, 2009 January 30, 2009 October 15, 2008 May 26, 2008 July 11, 2007	228,156	261,046(5)	0	0

(1)

The Named Executive Officer could elect to defer receipt of shares upon vesting of RSUs. The number of RSUs that had vested but for which share certificates had yet to be issued as at December 31, 2006 was 118,751 which had a market value as of December 31, 2006 of $135,870. This amount takes into account a nominal “exercise price” for each RSU equal to 0.02 Euros.

(2)

The Named Executive Officer could elect to defer receipt of shares upon vesting of RSUs. The number of RSUs that had vested but for which share certificates had yet to be issued as at December 31, 2006 was 118,767, which had a market value as of December 31, 2006 of $135,888. This amount takes into account a nominal “exercise price” for each RSU equal to 0.02 Euros.

(3)

The Named Executive Officer could elect to defer receipt of shares upon vesting of RSUs. The number of RSUs that had vested but for which share certificates had yet to be issued as at December 31, 2006 was 54,954, which had a market value as of December 31, 2006 of $62,876. This amount takes into account a nominal “exercise price” for each RSU equal to 0.02 Euros.

(4)

The Named Executive Officer could elect to defer receipt of shares upon vesting of RSUs. The number of RSUs that had vested but for which share certificates had yet to be issued as at December 31, 2006 was 35,457, which had a market value as of December 31, 2006 of $40,568. This amount takes into account a nominal “exercise price” for each RSU equal to 0.02 Euros.

(5)

The Named Executive Officer could elect to defer receipt of shares upon vesting of RSUs. The number of RSUs that had vested but for which share certificates had yet to be issued as at December 31, 2006 was 184,698, which had a market value as of December 31, 2006 of $211,323. This amount takes into account a nominal “exercise price” for each RSU equal to 0.02 Euros.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#) (1)	Value realized on vesting ($)
Neil S. Wechsler Co-Chairman and Chief Executive Officer	0	0	132,351	760,411(2)
Holden L. Ostrin Co-Chairman	0	0	129,000	761,158(3)
Gary S. Wechsler Treasurer and Chief Financial Officer	0	0	55,264	321,343(4)
Douglas P. Lewin President, Optimal Payments Inc.	0	0	41,500	183,151(5)
Benjamin A. Dalfen Executive Vice-President, Business Development, Optimal Payments Inc.	0	0	0	0(6)

(1)

Following vesting, the shares are delivered to the Named Executive Officer on a pre-determined fixed date if he is a U.S. taxpayer, or delivered only in accordance with his deferral election if the Named Executive Officer is not a U.S. taxpayer.

(2)

There were an additional 118,751 RSUs that had vested at December 31, 2006 in regard to which the shares had not yet been issued with a market value of $135,870 on December 31, 2006. This amount does not take into account a nominal “exercise price” for each RSU equal to 0.02 Euros.

(3)

There were an additional 118,767 RSUs that had vested at December 31, 2006 in regard to which the shares had not yet been issued with a market value of $135,888 on December 31, 2006. This amount does not take into account a nominal “exercise price” for each RSU equal to 0.02 Euros.

(4)

There were an additional 54,194 RSUs that had vested at December 31, 2006 in regard to which the shares had not yet been issued with a market value of $62,876 on December 31, 2006. This amount does not take into account a nominal “exercise price” for each RSU equal to 0.02 Euros.

(5)

There were an additional 35,457 RSUs that had vested at December 31, 2006 in regard to which the shares had not yet been issued with a market value of $40,568 on December 31, 2006. This amount does not take into account a nominal “exercise price” for each RSU equal to 0.02 Euros.

(6)

There were an additional 184,698 RSUs that had vested at December 31, 2006 in regard to which the shares had not yet been issued with a market value of $211,323 on December 31, 2006. This amount does not take into account a nominal “exercise price” for each RSU equal to 0.02 Euros.

NONQUALIFIED DEFERRED COMPENSATION FOR 2006

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)(2)
Neil S. Wechsler	0	0	-742,960	760,411	135,870
Holden L. Ostrin	0	0	-712,276	761,158	135,888
Gary S. Wechsler	0	0	-335,954	321,343	62,876
Douglas P. Lewin	0	0	-275,415	183,151	40,568
Benjamin A. Dalfen	0	0	-1,009,270	0	211,323

(1)

In connection with an offer by Optimal Acquisition Inc., our subsidiary, for all the issued and outstanding shares of our then majority owned subsidiary, FireOne Group plc, all outstanding FireOne Group plc RSUs held by our employees became vested and the underlying shares were purchased on January 26, 2007 for an amount equal to $1.18 per FireOne Group plc share.

(2)	These values do not take into account a nominal “exercise price” for each RSU equal to 0.02 Euros.

FireOne Group plc Restricted Share Unit Plan

The amounts set forth in the table above represent deferred compensation in respect of RSUs of our subsidiary FireOne Group plc held by the Named Executive Officers. Under the terms of the FireOne Group plc RSU plan, the executives were awarded RSUs that vest over time. Following vesting, the shares underlying the RSUs are delivered to the executive on a pre-determined fixed date if he is a U.S. taxpayer; however, if the executive is not a U.S. taxpayer, he can elect when to receive such shares and thus the shares constitute deferred compensation until the time of receipt of such shares. The executive was required to pay a nominal “exercise price” of 0.02 Euros per share at the time the executive received the shares.

Executive Employment and Separation Agreements

We have entered into employment agreements with each of the Named Executive Officers.

Neil S. Wechsler

Our agreement with Mr. Wechsler was entered into on March 5, 2004. Under the terms of his agreement, Mr. Wechsler receives a minimum annual salary and is entitled to participate in any bonus plan for senior executives that might be established by our Board, and we have agreed to pay or reimburse him for the premiums for a life and disability term or whole life insurance policy with a minimum coverage of $5.0 million, in addition to any other coverage previously paid for or provided for by the Corporation.

If we terminate Mr. Wechsler’s employment other than for cause or death or disability, or for any reason following the announcement of a change of control, or if he terminates his employment for good reason (as defined in his agreement) or for any reason following a change of control, (i) we will pay to him a lump sum amount equal to two times the sum of the highest salary and bonus paid to him during the term of his employment – as at December 31, 2006, this amount would have totaled $3,477,520, (ii) all options held by him shall become immediately exercisable and we will compensate him for the determined value of his options if he is required by the terms of our option plan to exercise his options before their expiry date due to the termination of his employment – as at December 31, 2006, the aggregate value of all stock awards and stock options held by Mr. Wechsler, calculated as if such awards and options were exercised on that date and being equal to the aggregate compensation expense incurred or to be incurred by the Corporation in respect of such stock awards and stock options, was $396,915 in respect of the FireOne Group plc RSUs then held by him and $2,105,400 in respect of stock options then held by him, (iii) the term insurance, for which we have been reimbursing premiums, will be converted to a level deposit premium insurance policy to age 80, for which we will pay the premiums – as at December 31, 2006, the total premium for such a policy would have amounted to $1,112,085, and (iv) we will acquire medical insurance coverage for Mr. Wechsler and his family for a period of five years, equivalent to the coverage already enjoyed by him as a senior officer of the Corporation – as at December 31, 2006, the cost of such coverage would have been $21,093. Mr. Wechsler’s agreement also provides for the forgiveness of any indebtedness of his to the Corporation if he leaves the employment of the Corporation for any reason – as at December 31, 2006, Mr. Wechsler was not indebted to the Corporation.

Mr. Wechsler’s agreement also contains a covenant on the part of Mr. Wechsler not to compete with the Corporation for a period of 24 months following the date upon which he ceases to be an employee of the Corporation.

Holden L. Ostrin

Our agreement with Mr. Ostrin was entered into on March 5, 2004. Under the terms of his agreement, Mr. Ostrin receives a minimum annual salary and is entitled to participate in any bonus plan for senior executives that might be established by our Board, and we have agreed to pay or reimburse him for the premiums for a life and disability term or whole life insurance policy with a minimum coverage of $5.0 million, in addition to any other coverage previously paid for or provided for by the Corporation.

If we terminate Mr. Ostrin’s employment other than for cause or death or disability, or for any reason following the announcement of a change of control, or if he terminates his employment for good reason (as defined in his agreement) or for any reason following a change of control, (i) we will pay to him a lump sum amount equal to two times the sum of the highest salary and bonus paid to him during the term of his employment – as at December 31, 2006, this amount would have totaled $3,477,520, (ii) all options held by him shall become immediately exercisable and we will compensate him for the determined value of his options if he is required by the terms of our option plan to exercise his options before their expiry date due to the termination of his employment – as at December 31, 2006, the aggregate value of all stock awards and stock options held by Mr. Ostrin, calculated as if such awards and options were exercised on that date and being equal to the aggregate compensation expense incurred or to be incurred by the Corporation in respect of such stock awards and stock options, was $396,933 in respect of the FireOne Group plc RSUs then held by him and $2,105,400 in respect of stock options then held by him, (iii) the term insurance, for which we have been reimbursing premiums, will be converted to a level deposit premium insurance policy to age 80, for which we will pay the premiums – as at December 31, 2006, the total premium for such a policy would have amounted to $1,378,113, and (iv) we will acquire medical insurance coverage for Mr. Ostrin and his family for a period of five years, equivalent to the coverage already enjoyed by him as a senior officer of the Corporation – as at December 31, 2006, the cost of such coverage would have been $21,093. Mr. Ostrin’s agreement also provides for the forgiveness of any indebtedness of his to the Corporation if he leaves the employment of the Corporation for any reason – as at December 31, 2006, Mr. Ostrin was indebted to the Corporation in the amount of $87,524 on account of a home loan granted to him in 1996.

Mr. Ostrin’s agreement also contains a covenant on the part of Mr. Ostrin not to compete with the Corporation for a period of 24 months following the date upon which he ceases to be an employee of the Corporation.

Gary S. Wechsler

Our agreement with Mr. Wechsler was entered into on March 5, 2004. Under the terms of his agreement, Mr. Wechsler receives a minimum annual salary and is entitled to participate in any bonus plan for senior executives that might be established by our Board, and we have agreed to pay or reimburse him for the premiums for a life and disability term or whole life insurance policy with a minimum coverage of $3.0 million, in addition to any other coverage previously paid for or provided for by the Corporation.

If we terminate Mr. Wechsler’s employment other than for cause or death or disability, or for any reason following the announcement of a change of control, or if he terminates his employment for good reason (as defined in his agreement) or for any reason following a change of control, (i) we will pay to him a lump sum amount equal to two times the sum of the highest salary and bonus paid to him during the term of his employment – as at December 31, 2006, this amount would have totaled $1,888,278, (ii) all options held by him shall become immediately exercisable and we will compensate him for the determined value of his options if he is required by the terms of our option plan to exercise his options before their expiry date due to the termination of his employment – as at December 31, 2006, the aggregate value of all stock awards and stock options held by Mr. Wechsler, calculated as if such awards and options were exercised on that date and being equal to the aggregate compensation expense incurred or to be incurred by the Corporation in respect of such stock awards and stock options, was $162,321 in respect of the FireOne Group plc RSUs held by him and $1,016,400 in respect of stock options held by him, and (iii) the term insurance, for which we have been reimbursing premiums, will be converted to a level deposit premium insurance policy to age 80, for which we will pay the premiums – as at December 31, 2006, the total premium for such a policy would have amounted to $897,893. Mr. Wechsler’s agreement also provides for the forgiveness of any indebtedness of his to the Corporation if he leaves the employment of the Corporation for any reason – as at December 31, 2006, Mr. Wechsler was not indebted to the Corporation.

Mr. Wechsler’s agreement also contains a covenant on the part of Mr. Wechsler not to compete with the Corporation for a period of 24 months following the date upon which he ceases to be an employee of the Corporation.

Douglas P. Lewin

Our agreement with Mr. Lewin was entered into on April 2, 2004, and amended as of August 15, 2006. Under the terms of his agreement, Mr. Lewin receives a minimum annual salary and shall be entitled to participate in any bonus plan for senior executives that might be established by our Board.

If we terminate Mr. Lewin’s employment other than for cause or death or disability, or for any reason following the announcement of a change of control, or if he terminates his employment for good reason (as defined in his agreement) or for any reason following a change of control, (i) we will pay to him a lump sum amount equal to one and one-half times the sum of the highest salary and bonus paid to him during the term of his employment – as at December 31, 2006, this amount would have totaled $1,042,083, and (ii) all options held by him shall become immediately exercisable and we will compensate him for the determined value of his options if he is required by the terms of our option plan to exercise his options before their expiry date due to the termination of his employment – as at December 31, 2006, the aggregate value of all stock awards and stock options held by Mr. Lewin, calculated as if such awards and opt ions were exercised on that date and being equal to the aggregate compensation expense incurred or to be incurred by the Corporation in respect of such stock awards and stock options, was $140,013 in respect of the FireOne Group plc RSUs held by him and $350,792 in respect of stock options held by him.

Mr. Lewin’s agreement also contains a covenant on the part of Mr. Lewin not to compete with the Corporation for a period of 12 months following the date upon which he ceases to be an employee of the Corporation.

Benjamin A. Dalfen

Our agreement with Mr. Dalfen was entered into on May 11, 2005. Under the terms of his agreement, Mr. Dalfen receives a minimum annual salary and shall be entitled to participate in any bonus plan for senior executives that might be established by our Board.

If we terminate Mr. Dalfen’s employment other than for cause (i) we will pay to him a lump sum amount equal to one and one-half times his salary – as at December 31, 2006, this amount would have totaled $482,667, and (ii) we will continue to pay his medical insurance coverage for a period of 18 months following the date of termination – as at December 31, 2006, the cost of such continuing coverage would have been $5,179.

Mr. Dalfen’s agreement also contains a covenant on the part of Mr. Dalfen not to compete with the Corporation for a period of 12 months following the date upon which he ceases to be an employee of the Corporation.

As at December 31, 2006, the aggregate value of all stock awards and stock options held by Mr. Dalfen, calculated as if such awards and options were exercised on that date and being equal to the aggregate compensation expense incurred or to be incurred by the Corporation in respect of such stock awards and stock options, was $472,368 in respect of the FireOne Group plc RSUs held by him and $113,255 in respect of stock options held by him.

Compensation of Directors

Each of our six non-executive directors receives an annual Board retainer of $40,000 and $1,000 for each Board meeting attended. Those of our non-executive directors who serve as members of a committee of our Board receive additional compensation as follows: for service as member of either the audit committee or the compensation committee, an annual retainer of $3,000 per committee plus $1,000 for each committee meeting attended, and for service as member of the nominating committee, an annual retainer of $2,000 plus $1,000 for each committee meeting attended. In addition to their annual committee retainers, the Chairmen of the audit committee and the compensation committee each receive an annual retainer of $4,000 and the Chairman of the nominating committee receives an annual retainer of $1,000.

DIRECTOR COMPENSATION

Name	Year	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compen-sation ($)	Total ($)
Tommy Boman	2006	$60,000	0	0	0	0	0	$60,000
James S. Gertler	2006	$68,000	0	0	0	0	0	$68,000
Jonathan J. Ginns	2006	$52,000	0	0	0	0	0	$52,000
Henry M. Karp	2006	$45,000	0	0	0	0	0	$45,000
Thomas D. Murphy	2006	$64,000	0	0	0	0	0	$64,000
Sydney Sweibel	2006	$56,000	0	0	0	0	0	$56,000
Stephen J. Shaper	2006	0(3)	$77,901	0	0	0	0	$77,901

(1)

As of December 31, 2006, our directors held the following number of outstanding RSUs that were issued under the FireOne Group plc restricted share unit plan: Mr. Boman 15,845; Mr. Gertler 15,845; Mr. Ginns 15,845; Mr. Karp 27,190; Mr. Murphy 15,845; Mr. Sweibel 47,532 and Mr. Shaper 124,037.

(2)

As of December 31, 2006, our directors held the following number of outstanding stock options: Mr. Boman 38,399; Mr. Gertler 86,250; Mr. Ginns 70,000; Mr. Karp 870,000; Mr. Murphy 53,959; Mr. Sweibel 70,000 and Mr. Shaper 185,811.

(3)	Mr. Shaper is an employee of the Corporation and earned no separate director fees in 2006.

OPTIONS TO PURCHASE SECURITIES

On February 7, 1997, our Board adopted a share option plan, known as the 1997 Stock Option Plan (as amended, the “1997 Plan”). Pursuant to the provisions of the 1997 Plan, we may grant options to purchase Class “A” shares to our full-time employees or directors. Options may be granted for a term of up to 10 years and the term during which such options may be exercised will be determined by our Board at the time of each grant of options. The conditions of vesting and exercise of the options and the option price will be established by our Board when such options are granted and the option price shall not involve a discount greater than that permitted by law and by the regulations, rules and policies of the securities regulatory authorities to which we may then be subject.

Options granted under the 1997 Plan cannot be assigned or transferred, except by will or by the laws of descent and distribution of the domicile of the deceased optionee. Upon an optionee’s employment with the Corporation being terminated for cause or upon an optionee being removed from office as a director or becoming disqualified from being a director by law, any option or the unexercised portion thereof shall terminate forthwith. If an optionee’s employment with the Corporation is terminated otherwise than by reason of death or termination for cause, or if any optionee ceases to be a director other than by reason of death, removal or disqualification by law, any option or the unexercised portion thereof may be exercised by the optionee for that number of shares only which he was entitled to acquire under the option at the time of such termination or cessation, provided that such option shall only be exercisable within 90 days after such termination or cessation or prior to the expiration of the term of the option, whichever occurs earlier. If an optionee dies while employed by the Corporation or while serving as a director, any option or the unexercised portion thereof may be exercised by the person to whom the option is transferred by will or the laws of descent and distribution for that number of shares only which the optionee was entitled to acquire under the option at the time of death, provided that such option shall only be exercisable within 180 days following the date of death or prior to the expiration of the term of the option, whichever occurs earlier.

Upon its establishment, 3,000,000 Class “A” shares were authorized for issuance pursuant to options granted under the 1997 Plan. In each of 2000 and 2001, shareholders approved an additional 3,000,000 shares for issuance under the 1997 Plan. As at May 9, 2007, 3,246,028 Class “A” shares had been issued under the 1997 Plan and 3,932,541 options were outstanding under the 1997 Plan, leaving 1,821,431 Class “A” shares available for issuance pursuant to future option grants under the 1997 Plan.

In accordance with the terms of our January 20, 2004 combination agreement with Terra Payments, pursuant to which we acquired Terra Payments on April 6, 2004, we assumed all of the options outstanding under the Terra Payments share option plan, which now represent options to purchase Class “A” shares. As at May 9, 2007, 384,884 Class “A” shares had been issued upon the exercise of Terra Payments options and an additional 292,379 Class “A” shares underlie the outstanding balance of the Terra Payments options.

Equity Compensation Plan Information

The following table sets forth the number of Class “A” shares to be issued upon exercise of outstanding options, rights and warrants issued pursuant to our equity compensation plans, the weighted average exercise price of such options, rights and warrants and the number of Class “A” shares remaining available for future issuance under our equity compensation plans, all as at December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($/Share)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(1)
Equity compensation plans approved by security holders(1)	3,933,171	7.10	1,820,801
Equity compensation plans not approved by security holders(2)	134,113	7.43	Nil
Equity compensation plans not approved by security holders(2)	181,758	Cdn$8.19	Nil
Total	4,249,042	$7.11(3)	1,820,801

(1)	The 1997 Plan (referred to under “Executive Compensation – Options to Purchase Securities,” above), is our only equity compensation plan that has been approved by shareholders.

(2)

Our only equity compensation plan not approved by our shareholders is the share option plan of Terra Payments, which we assumed in accordance with the terms of our acquisition of Terra Payments on April 6, 2004.

(3)

The figure includes the weighted average exercise price of 181,758 share purchase options having a Canadian dollar exercise price which was converted at the closing rate on December 31, 2006 of US$1.00=CDN$1.1654.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Corporation has purchased liability insurance for the directors and officers of the Corporation in an amount of $10,000,000, the first $100,000 of any claim being deductible and payable by the Corporation. The annual premium for fiscal 2006 was $290,000. This annual premium, which has not been specifically allocated between directors as a group and officers as a group, was paid entirely by the Corporation.

REPORT ON EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Material factors underlying compensation policies and decisions:

Objectives of the compensation program

The compensation committee of the Board has overall responsibility with respect to approving and monitoring our executive compensation plans, policies and programs. The committee’s objective is to promote an executive compensation program that supports our overall objective of rewarding performance thereby enhancing shareholder value. The goals of this program include:

•	Offering market competitive total compensation opportunities to attract and retain talented executives.

•	Providing strong links between our performance and total compensation earned – i.e., paying for performance.

•	Emphasizing the Corporation’s long-term performance, thus enhancing shareholder value.

Elements of compensation

Executive compensation consists of salary, bonus and equity-based instruments that are designed to reward behaviors consistent with each component.

•

Salaries are determined by market conditions to ensure that our executives have competitive compensation allowing us to retain their knowledge and leadership. For certain of our key executives, salary includes a portion paid bi-weekly in accordance with our general payroll practice and a portion paid in a single installment. The salary of our Co-Chairman and Chief Executive Officer, our Treasurer and Chief Financial Officer and our three other most highly compensated executive officers (being our Named Executive Officers) has been established by contract and is subject to increase from time to time at the discretion of the Board.

•

Bonus incentives are discretionary and are established on an annual basis by the compensation committee with Board approval. They are tied directly to our annual financial performance as it relates to revenue growth and financial performance and to qualitative metrics.

•	Equity-based compensation is designed to reward decision-making that leads to the performance of our share price and thus increases shareholder value.

Management of compensation

The compensation committee ascribes to the following guiding principles in the management of compensation:

1)	Executive compensation should be designed to attract and retain the best executives for the Corporation.

2)

To retain our best executives, we need to offer an industry competitive compensation model; we seek to pay compensation at or near the 75th percentile for companies that we view as peers for compensation comparison purposes.

3)	Executive compensation will be evaluated along four dimensions:

a.	Cash compensation, e.g., annual salary and bonus incentives. Bonus incentives are discretionary and are designed to reward the executive for past performance at both the individual and team level.

b.

Equity compensation, e.g., stock options and restricted share units as long-term incentives. These awards are inherently performance-based as the compensation element is tied to performance of the Corporation’s stock price.

c.

Benefits and perquisites, e.g., health and life insurance. In general, the offerings should be consistent for all levels of executive management albeit the amount of the benefit may vary by individual.

d.	Severance terms, e.g., all items that are triggered by a severance event, are consistent across executives but vary by amount. These are set forth in each executive’s employment contract.

4)	Our compensation model should be only one of the driving factors in executive decision-making.

5)	Compensation is the Board’s key message of “change” and “expectation” to the organization.

6)

Compensation reviews, via either external consultants or internal analysis, should be completed on a regular basis to ensure our model is consistent within our industry and with regulatory guidelines and trends.

Equity-based compensation

It is the compensation committee’s objective to provide equity-based compensation as part of the overall executive and employee compensation plan to motivate long-term decisions that positively affect our stock performance. To accomplish this, the committee has engaged in the following actions:

1)

The committee considers grants of options within the parameters of our stock option plan, which was adopted in February 1997 and amended twice, in April 2000 and October 2001. Our shareholders have approved the adoption of the plan and each amendment to the plan. Options may be granted for a term of up to 10 years and the Board determines the term during which such options may be exercised at the time of each grant of options. The conditions of vesting and exercise of the options are established by the Board when such options are granted including the option exercise price, which has traditionally been equal to the closing price for our stock on the date prior to the date of grant. However, under the terms of our stock option plan, the Board is permitted to grant options with a discounted exercise price provided that the discount is not greater than that permitted by law and by the regulations, rules and policies of the several securities authorities and stock exchanges or markets (including, without limitation, the Nasdaq Stock Market) to which we may then be subject.

2)

The committee works in conjunction with management to determine the appropriate allocation of the options across executives and employees. This grant program is then submitted to the Board for approval.

Bonus-based compensation

Bonus awards to our executive officers in respect of the fiscal year ended December 31, 2006 were determined by the compensation committee in light of overall corporate financial performance, in particular as measured by underlying earnings from continuing operations before income taxes and non-controlling interest. Underlying earnings from continuing operations before income taxes and non-controlling interest is a non-GAAP financial measure that excludes amortization of intangibles, amortization of property and equipment, inventory write-downs, stock-based compensation expense, restructuring costs, foreign exchange, goodwill impairment, gain on sale of investments, income taxes, non-controlling interest and discontinued operations. In determining the 2006 bonus awards for both our Co-Chairman and our Co-Chairman and Chief Executive Officer, the Compensation Committee also took into account total base salary and bonus awards paid to other executives in peer industries. With respect to those executive officers having responsibility only within a particular business division, bonus entitlement was determined as a function of the degree to which targeted financial results were achieved within that division. For executive officers having corporate level responsibilities, bonus entitlement was determined in light of overall financial results.

No bonus plan or arrangements have been established for 2007.

Material increase or decrease in compensation

The compensation committee considers a number of factors in setting compensation levels including peer company practices, general legal and regulatory guidelines, overall industry practices and trends, specific financial performance, personal and qualitative performance, and comparisons to overall compensation of all employees. The compensation committee attempts to set total compensation levels at or near the 75th percentile for companies that we view as peers for compensation comparison purposes.

The salary of each of the Named Executive Officers has been established by contract and is subject to increase from time to time at the discretion of the Board. On October 3, 2003, each of the officers of the Corporation voluntarily agreed to a 10% reduction in his salary, which with respect to the Co-Chairman and Chief Executive Officer, the Co-Chairman and the Treasurer and Chief Financial Officer, each a Named Executive Officer, applied only to the portion of their salaries paid in bi-weekly installments (see note 1 to the Summary Compensation Table above). On January 23, 2004, each of the Co-Chairman and Chief Executive Officer and the Co-Chairman voluntarily agreed to reduce his salary, by an aggregate of approximately 35%, through a further reduction in the portion of his 2004 salary payable in bi-weekly installments and the complete waiver of his entitlement to receive the portion of his 2004 salary that would otherwise be payable to him in a single installment in 2005. On January 1, 2005, each of the Co-Chairman and Chief Executive Officer and the Co-Chairman agreed to continue the voluntary reduction in the portion of his salary payable in bi-weekly installments, for 2005. In 2006, following the significant increase in our revenues and underlying earnings in 2005, compared to 2004, the voluntary reduction in salary by these Named Executive Officers was eliminated.

Benchmarking

Each year the Committee conducts an annual review of executive compensation utilizing benchmarks from public companies of similar size, complexity and industry sector. This information is obtained from public sources such as the Internet, annual reports, and consulting or financial studies.

Accelerated Vesting of RSUs in 2007

In connection with the recently completed acquisition by Optimal Acquisition Inc., our wholly owned subsidiary, of all of the outstanding shares of FireOne Group plc at a price of 60 pence sterling per share, the Board of Directors of FireOne Group plc approved the accelerated vesting of all RSUs outstanding under FireOne Group plc’s restricted share unit plan in order that the holders of such RSUs could tender the underlying shares of FireOne Group plc to the offer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

Thomas D. Murphy, Chairman

Tommy Boman

James Gertler

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth, as of May 9, 2007, certain information regarding the Beneficial Ownership of our Class “A” shares by (i) each person known to us to have Beneficial Ownership of more than 5% of the voting shares of the Corporation, (ii) each director and Named Executive Officer of the Corporation and (iii) all directors and officers of the Corporation as a group. Under the Commission Rule 13d-3 of the Exchange Act, “Beneficial Ownership” includes the shares for which the individual, directly or indirectly, has or shares voting or investment power whether or not the shares are held for the individual’s benefit.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership in Optimal Group	Percent of Ownership in Optimal Group
William Blair & Company
222 West Adam Street, 34th Floor
Chicago, IL 60606-5312	2,479,421(1)	10.39%
Magnetar Capital Partners LP
1603 Orrington Ave., 13th Floor
Evanston, IL 60201	1,541,145 (2)	6.46%
Neil S. Wechsler
3500 de Maisonneuve Blvd West, 17th Floor,
Westmount, PQ, H3Z 3C1	1,015,607(3)	4.25%
Holden L. Ostrin
3500 de Maisonneuve Blvd West, 17th Floor,
Westmount, PQ, H3Z 3C1	1,012,857(3)	4.24%
Henry M. Karp
3500 de Maisonneuve Blvd West, 17th Floor,
Westmount, PQ, H3Z 3C1	1,012,857(3)	4.24%
Gary S. Wechsler
3500 de Maisonneuve Blvd West, 17th Floor,
Westmount, PQ, H3Z 3C1	572,857(4)	2.40%
Stephen J. Shaper
325 Ripple Creek
Houston, TX, 77024	205,826(5)	**
Douglas P. Lewin
3500 de Maisonneuve Blvd West, 7th Floor
Westmount, PQ, H3Z 3C1	160,867(6)	**
James S. Gertler
62 West 62nd Street
New York, NY, 10023	86,550(7)	**
Jonathan J. Ginns
1133 Connecticut Avenue, NW Suite 700,
Washington, DC, 200036	70,000 (8)	**
Sydney Sweibel
3449 du Musee Avenue,
Montreal, PQ, H3G 2C8	70,453 (8)	**
Thomas D. Murphy
1208 Highcrest Lane,
Colorado Springs, CO, 80921	58,959(9)	**
Benjamin A. Dalfen
3500 de Maisonneuve Blvd West, 7th Floor
Westmount, PQ, H3Z 3C1	51,782(10)	**
Tommy Boman
30 Oyster Landing Road,
Hilton Head, SC, 29928	41,571(11)	**
All directors and officers as a group (15 persons)	4,677,446 (12)	19.60%

**	Does not exceed one percent (1%)

(1)

The address of this beneficial owner is 222 West Adam Street, Chicago, IL 60606. According to the Schedule 13G, dated January 17, 2007, filed with the United States Securities and Exchange Commission by this beneficial owner, William Blair & Company, L.L.C. is a broker dealer and investment advisor holding sole voting and sole dispositive power over all 2,479,421 shares. The information in this table is based exclusively on the most recent Schedule 13G filed by this beneficial owner with the United States Securities and Exchange Commission. We make no representation as to the accuracy or completeness of the information reported.

(2)

The address of this beneficial owner is 1603 Orrington Ave., 13th Floor, Evanston, Il, 60201. According to the Schedule 13G, dated February 14, 2007, filed with the United States Securities and Exchange Commission by this beneficial owner, Magnetar Capital Partners LP serves as the sole member and parent holding company of two limited liability companies, which in their respective capacities as investment advisors together exercise voting and investment power over all 1,541,145 shares. Supernova Management LLC, in its capacity as general partner of Magnetar Capital Partners LP, and Alec N. Litowitz, in his capacity as manager of Supernova Management LLC, each have shared voting power and shared dispositive power with Magnetar Capital Partners LP over all such shares. The information in this table is based exclusively on the most recent Schedule 13G filed by this beneficial owner with the United States Securities and Exchange Commission. We make no representation as to the accuracy or completeness of the information reported.

(3)	Includes 870,000 Class “A” shares underlying vested options.

(4)	Includes 420,000 Class “A” shares underlying vested options.

(5)	Includes 185,811 Class “A” shares underlying vested options.

(6)	Includes 160,867 Class “A” shares underlying vested options.

(7)	Includes 86,250 Class “A” shares underlying vested options.

(8)	Includes 70,000 Class “A” shares underlying vested options.

(9)	Includes 53,959 Class “A” shares underlying vested options.

(10)	Includes 51,742 Class “A” shares underlying vested options.

(11)	Includes 38,399 Class “A” shares underlying vested options.

(12)	Includes 4,048,058 Class “A” shares underlying vested options.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Corporation under the U.S. Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

In accordance with its written charter, the audit committee oversees our financial reporting process on behalf of our Board. Management has the primary responsibility for our consolidated financial statements and the overall reporting process, including our system of financial controls. In fulfilling its oversight responsibilities during fiscal 2006, the audit committee:

•

discussed the quarterly and year-to-date financial information contained in each quarterly earnings announcement with senior members of our financial management and KPMG, independent auditors, prior to public release;

•

reviewed our audited consolidated financial statements as of and for the year ended December 31, 2006, as well as the quarterly unaudited consolidated financial statements and earnings release with senior members of our financial management and KPMG;

•	reviewed with our financial management and KPMG their judgments as to the quality, not just the acceptability, of our accounting principles;

•	discussed with KPMG the overall scope and plan for their audit;

•	reviewed our financial controls and financial reporting process;

•	reviewed our litigation matters;

•

reviewed significant financial reporting issues and practices, including judgmental items, change in accounting principles and disclosure practice; pre-approved all services performed by KPMG; met with KPMG, without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting; and met with our financial management, without KPMG present, to discuss the quality of services provided by KPMG.

In addition, the audit committee has discussed with KPMG their independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board Standard No.1 Independence Discussions with Audit Committee and any matters required to be discussed by Statement on Auditing Standards No. 61 Communications with Audit Committees, as amended, and considered whether the provision of all other non-audit services provided to us by KPMG during fiscal 2006 was compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above and representations by management that the 2006 financial statements were prepared in accordance with Canadian generally accepted auditing standards and generally accepted auditing standards in the United States, the audit committee recommended to our Board that the 2006 financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Commission. The audit committee selected KPMG as our independent auditors for the fiscal year ending December 31, 2007 (see “Appointment of Auditors” below).

The members of the audit committee of our Board, whose name are set out below, have approved the issue of the foregoing report and its inclusion in this proxy statement.

The Audit Committee:

James S. Gertler, Chairman

Jonathan J. Ginns

Sydney Sweibel

APPOINTMENT OF AUDITORS

At the Meeting, it is proposed that shareholders appoint KPMG, chartered accountants, as independent auditors of the Corporation until the next annual general meeting of shareholders, at such remuneration as may be fixed by the audit committee of our Board. KPMG has served as auditors to the Corporation since June 21, 2001.

Representatives of KPMG are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to appropriate questions. The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by KPMG for fiscal 2006 and 2005(1).

	2006	2005

Audit Fees(2)	$990,417	$1,134,863
Audit-Related Fees(3)	81,989	168,372
Tax Fees(4)	127,603	417,720
All Other Fees(5)	141,056	47,458

Total	$1,341,065	$1,768,413

(1)	We pay fees to KPMG in Canadian dollars. The respective average exchange rates for 2006 and 2005 used to convert these fees into dollars were: US$1.00=Cdn$1.1343 (2006) and US$1.00=Cdn$1.2116 (2005).

(2)

Audit fees represent fees for professional services provided in connection with the audit of the 2006 financial statements, the review of our quarterly financial statements and the statutory audit of various foreign subsidiaries.

(3)

Audit-related fees for 2006 represent primarily fees for sundry accounting consultations. Audit-related fees for 2005 represent primarily consultation and advice on the flotation of the ordinary shares of FireOne Group plc.

(4)

For 2006, tax fees related to assistance in claiming research and development tax credits and sundry tax consultations. For 2005, tax fees related to transfer pricing consultation and assistance in claiming research and development tax credits.

(5)	For 2006 and 2005 all other fees relates primarily to financial due diligence in connection with acquisitions.

Pre-Approval Policies and Procedures

The audit committee has delegated to the Chairman of the audit committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees up to a maximum for any one non-audit service of $50,000, provided that the Chairman shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full audit committee at its next regular meeting. The audit committee has also delegated to our Chief Financial Officer the authority to pre-approve the following non-audit services to be performed by our independent auditors, provided that the Chief Financial Officer shall report any decisions to pre-approve such non-audit services and fees to the full audit committee at its next regular meeting; tax advisory services of up to Cdn$60,000 during each fiscal year, provided that no individual mandate is estimated by our independent auditors to cost in excess of Cdn$20,000; acquisition-related financial due diligence services of up to Cdn$150,000 during each fiscal year, provided that no individual mandate is estimated by our independent auditors to cost in excess of Cdn$25,000; and other general services of up to Cdn$60,000 during each fiscal year, provided that no individual mandate is estimated by our independent auditors to cost in excess of Cdn$10,000. All professional services provided by KPMG during fiscal 2006 were pre-approved by the audit committee or its delegates in accordance with the Corporation’s pre-approval policies.

RECOMMENDATION OF OUR BOARD

Proxies received pursuant to this solicitation will be voted FOR the appointment of KPMG as independent auditors of the Corporation for the fiscal year ending December 31, 2007, unless the shareholder has specified in the proxy that his or her Class “A” shares are to be withheld from voting for the appointment KPMG as the Corporation’s independent auditors.

APPROVAL OF 2007 STOCK OPTION PLAN

On May 8, 2007, the Board approved the Optimal Group Inc. 2007 Stock Option Plan (the “2007 Plan”), subject to approval of the shareholders of the Corporation. If approved, the 2007 Plan will replace the 1997 Stock Option Plan (the “1997 Plan”) and any Class “A” shares that remain available for issuance under the 1997 Plan will become available for issuance under the 2007 Plan. A total of 2.3 million new Class “A” shares will be available for issuance under the 2007 Plan. Any options that are currently outstanding under the 1997 Plan will remain governed by the terms of the 1997 Plan.

Substantially Similar to 1997 Plan

The 2007 Plan is identical to the 1997 Plan except as follows: (i) consultants of the Corporation will be entitled to receive awards under the 2007 Plan, (ii) the 2007 Plan does not allow options to be granted with a discounted exercise price – the exercise price will generally be equal to the closing price of the Class “A” shares on the date of grant, (iii) the Board may permit cashless exercise of options and (iv) options granted to U.S. optionees do not need to qualify for the favorable tax treatment afforded to “incentive stock options.” In addition, certain changes were made to the 2007 Plan in order to comply with Section 409A of the U.S. Internal Revenue Code (the “Code”) which governs treatment of deferred compensation. A more detailed description of the 2007 Plan is set forth below.

Description of the 2007 Plan

The following is a summary of the material terms of the 2007 Plan and is qualified in its entirety by the full text of the 2007 Plan, which is attached to this proxy statement as Annex B.

Eligibility

Options to purchase Class “A” shares may be granted to those full-time employees, directors and consultants (as defined in National Instrument 45-106 - Prospectus and Registration Exemptions) of the Corporation and its subsidiary corporate bodies (as defined in the Canada Business Corporations Act) as designated by the Board.

Purpose of the 2007 Plan

The purposes of the 2007 Plan are to:

•

increase the interest in the Corporation’s welfare of those key employees, directors and consultants who share primary responsibility for the management growth and protection of the business of the Corporation;

•	to provide an incentive to optionees to continue their employment or service with the Corporation; and

•	to provide a means through which the Corporation may attract able persons to enter its employment or service.

Administration of the 2007 Plan

The 2007 Plan will be administered by the Board or, if the Board by resolution so decides, by a committee of the Board. The Board may adopt, amend and rescind rules and regulations for carrying out the provisions and purposes of the 2007 Plan. The interpretation, construction and application of the Plan and any provisions thereof made by the Board will be final and binding on all optionees. The Board will determine the individuals who will receive options under the 2007 Plan and the relevant vesting provisions and option term (not to exceed 10 years) applicable to each award.

Shares Reserved for Issuance

Subject to adjustment for certain transactions described below, the maximum number of shares which may be issued under the 2007 Plan is equal to (i) all of the shares remaining available for issuance under the 1997 Plan, including shares subject to issuance under options outstanding under the 1997 Plan, plus (ii) 2.3 million shares. The Class “A” shares subject to issuance under the 2007 Plan (including any shares subject to issuance under options granted under the 1997 Plan) will return to the 2007 Plan and be available for issuance thereunder to the extent that any options granted under the 2007 Plan or the 1997 Plan expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full on or after May 8, 2007. The number of shares available for issuance under the 2007 Plan shall be reduced by the number of shares issued after May 8, 2007 upon the exercise of options outstanding under the 1997 Plan.  See "Options to Purchase Securities" above. Upon approval of the 2007 Plan, the aggregate number of additional shares that will be available for issuance pursuant to stock option will be 2.3 million Class “A” shares.

Option Price

The exercise price of an option will be equal to the reported closing price of the Class “A” shares on the primary published market for such shares on the date such option is granted, or if no sale is reported on the primary published market for the Class “A” shares on the date of grant, then the exercise price will be the reported closing price of the Class “A” shares on the last trading day before the date of grant. If the Class “A” shares are not traded on a published market on the date of grant of an option, the option price per share shall be equal to the fair market value of the Class “A” shares as determined by the Board employing a reasonable application of a reasonable method in assigning such fair market value.

Termination of Employment or Service

Upon the termination for cause of an optionee's employment or service or upon an optionee being removed from office as a director or becoming disqualified from being a director by law, all vested and unvested options will immediately terminate. Upon an optionee's employment or service being terminated other than by reason of death, termination for cause or retirement at normal retirement age, or upon an optionee ceasing to be a director other than by reason of death, removal or disqualification by law, any unvested options will terminate immediately and vested options will remain exercisable for 90 days after such termination, not to exceed the original term of the option. If an optionee dies while employed by or performing services to the Corporation or while serving as a director of the Corporation, any unvested options will immediately terminate and any vested options will remain exercisable 180 days, not to exceed the original term of the option.

Adjustment to Class “A” Shares upon Certain Corporate Events

In the event of a stock split or reverse stock split, the number of Class “A” shares subject to an option will be appropriately adjusted. In addition, in the event that the Class “A” shares are reclassified, reorganized or otherwise changed, or if the Corporation shall consolidate, merge or amalgamate with or into another corporation, the optionee shall be entitled to receive the proportionally appropriate aggregate number of shares of the appropriate class of shares of the Corporation or a successor corporation.

Transferability of Awards

Options granted under the 2007 Plan may not be assigned or transferred by an optionee other than by the laws of succession of the domicile of a deceased optionee.

Amendment and Termination of the Plan

The Board may, subject to regulatory approval, amend or discontinue the 2007 Plan at any time, provided that no such amendment may materially and adversely affect any option rights previously granted to an optionee under the 2007 Plan without the consent of the optionee, except to the extent required by law or by the regulations, rules, by-laws or policies of any regulatory authority or stock exchange or market (including, without limitation, the Nasdaq Stock Market). In addition, the Board may, by resolution, effect any of the following:

•

in the event the Corporation proposes to amalgamate, merge or consolidate with or into any other corporation or to liquidate, dissolve or wind-up, or in the event an offer to purchase the Class “A” shares or any part thereof shall be made to all holders of the Class “A” shares, the Corporation shall have the right, upon written notice thereof to each optionee holding options under the 2007 Plan, to permit the exercise of all such options within the 30-day period next following the date of such notice and to determine that upon the expiration of such 30-day period all rights of optionees with respect to such options will terminate;

•

the Board may, subject to applicable regulatory provisions, accelerate the vesting of any option or extend the expiration date of any option, provided that the period during which an option is exercisable does not exceed 10 years from the date the option is granted; and

•

the Board may, subject to applicable regulatory provisions, decide that any of the provisions of the 2007 Plan concerning the effect of termination of the optionee's employment or cessation of the optionee's directorship or service, shall not apply for any reason acceptable to the Board.

Certain Provisions Applicable to U.S. Optionees

The 2007 Plan includes certain provisions necessary for compliance with Section 409A of the Code. In addition, the 2007 Plan allows for the grant of “incentive stock options” within the meaning of Section 421 of the Code and therefore sets forth the required provisions for such options. A description of the tax treatment applicable to incentive stock options is described below.

New Benefits under the 2007 Plan

The benefits to be derived under the 2007 Plan by optionees cannot be determined as the ultimate value of the options under the 2007 Plan depends on several factors, including the market value of the Class “A” shares, and future grants under the 2007 Plan will be made at the sole discretion of the Board (or a committee of the Board if the Board so decides).

Certain Federal Income Tax Consequences

The following discussion of certain relevant U.S. federal income tax effects applicable to stock options under the 2007 Plan is a summary only, and reference is made to the Code for a complete statement of all U.S. federal tax provisions.

Non-qualified Stock Options

A non-qualified stock option (“NSO”) is not entitled to receive the favorable tax treatment afforded to an incentive stock option (“ISO”) under Section 421 of the Code. In general, upon grant of a NSO, the optionee will recognize no income and, upon exercise of the option, will recognize ordinary income to the extent of the excess of the fair market value of the Class “A” shares on the date of the option exercise over the amount paid by the optionee for the shares. Upon a subsequent disposition of such shares received under the option, the optionee will generally recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

Incentive Stock Options

An ISO affords the optionee favorable tax treatment under Section 421 of the Code. In general, no taxable income is realized by the optionee upon the grant of an ISO. If Class “A” shares are issued to an optionee pursuant to an ISO (“option shares”) granted under the 2007 Plan and the optionee does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the optionee (a “disqualifying disposition”), then generally, (i) the optionee will not realize ordinary income upon exercise and (ii) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares by the optionee will be taxed to the optionee as capital gain (or loss). The amount by which the fair market value of the Class “A” shares on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the optionee’s “alternative minimum taxable income.”

If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the optionee generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares.

Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a NSO as discussed above.

In general, the Corporation will receive a tax deduction at the same time and in the same amount as the employee recognizes ordinary income.

RECOMMENDATION OF THE BOARD

The affirmative vote of a majority of the votes cast is required to approve this proposal. Proxies received pursuant to this solicitation will be voted FOR the approval of the 2007 Plan, unless the shareholder has specified in the proxy that his or her Class “A” shares are to be voted against the 2007 Plan.

INDEBTEDNESS OF DIRECTORS AND EMPLOYEES

The aggregate indebtedness to the Corporation of all employees, officers and directors and former employees, officers and directors of the Corporation is $87,524 (Cdn$102,000, 2005 – Cdn$119,000) the full amount of which relates to an unsecured home-loan agreement with our Co-Chairman. The unsecured home-loan is non-interest bearing and is repayable in annual installments of Cdn$17,000 through and including July 1, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater than 10% stockholders are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us, we believe that during 2006 our executive officers and directors complied with all applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be considered for inclusion in the Corporation’s proxy statement for the 2008 annual general meeting of shareholders of the Corporation, shareholder proposals must be received by the Corporation by no later than January 11, 2008. In order to be included in the Corporation’s proxy materials, shareholder proposals will need to comply with the Commission’s Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals submitted outside the proxy process (i.e., a proposal to be presented at the 2008 annual general meeting of shareholders of the Corporation but not submitted for inclusion in our proxy statement for that meeting) must be received by the Corporation by no later than January 11, 2008 and must comply with the requirements of the Canada Business Corporations Act. Shareholder proposals should be sent to the Corporation’s Secretary at 3500 de Maisonneuve Blvd. West, Suite 1700 Montréal, Québec, Canada H3Z 3C1.

AVAILABLE INFORMATION

Financial information relating to the Corporation is provided in our audited consolidated financial statements and management’s discussion and analysis for its financial year ended December 31, 2006. We are required to furnish to our shareholders annual reports containing audited consolidated financial statements certified by our auditors in Canada, quarterly reports containing unaudited financial data for the first three quarters of each fiscal year following the end of the respective fiscal quarter, and management’s discussion and analysis for such annual and quarterly financial statements. We prepare our consolidated financial statements in accordance with Canadian generally accepted accounting principles with reconciliation to U.S. generally accepted accounting principles.

A copy of these filings may be requested at no cost, by writing or telephoning at the following address or telephone number:

Optimal Group Inc.

3500 de Maisonneuve Blvd. West, Suite 1700

Montréal, Québec H3Z 3C1

Attention: Secretary

(514) 738-8885

Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Canadian securities laws and Section 13(a) or 15(d) of the Exchange Act are available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov or free of charge upon request by writing to the address specified above and or through our website (www.optimalgrp.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, Canadian securities regulators and the Commission. The content of our website does not form part of this proxy statement.

OTHER MATTERS

We know of no other business that will be brought before the Meeting. If any other matter or any proposal should be properly presented and should properly come before the Meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

APPROVAL OF THE CORPORATION

The content of this circular and the sending thereof has been approved by our Board.

Dated at Montréal, Québec, Canada, this 11th day of May 2007.

Leon P. Garfinkle

Senior Vice President,

General Counsel and Secretary

ANNEX A

CLASS “A” SHARES

PROXY

SOLICITED BY THE MANAGEMENT FOR THE

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 26, 2007

The undersigned holder of Class “A” shares of Optimal Group Inc. (the “Corporation”) hereby appoints HOLDEN L. OSTRIN, or failing him NEIL S. WECHSLER, or failing him LEON P. GARFINKLE, each an officer of the Corporation, or instead and to the exclusion of them __________________________________________ (*See notes 1 and 2 below) as proxyholder for the undersigned, with full power of substitution, to attend, vote and otherwise act for and on behalf of the undersigned in respect of all of the Class “A” shares of the Corporation registered in the name of the undersigned and in respect of all matters that may come before the annual and special meeting of shareholders of the Corporation (the “Meeting”) to be held at the Residence Inn by Marriott, 2170 Lincoln Avenue, Montréal, Québec, Canada on June 26, 2007 at 10:00 a.m. and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same powers as if the undersigned were personally present at the Meeting or any adjournment(s) or postponement(s) thereof and hereby revokes any and all previous appointments of proxyholders and acknowledges receipt of the notice of the Meeting and proxy statement which accompanies the notice of the Meeting (the “Proxy Statement”). The board of directors of the Corporation recommends that you vote FOR (including, in the case of the election of directors, FOR ALL) each of the proposals, which have been made by the Corporation, listed below. Without limiting the general authorization and powers given pursuant to this proxy, the person named as proxy is specifically directed to vote as follows (and if not so specifically directed, shall vote FOR such matters, including, in the case of the election of directors, FOR ALL):

1.	_____ FOR ALL or _____ WITHHOLD VOTE FOR ALL or _____ FOR ALL, EXCEPT WITHHOLD VOTE FOR*:

the election to serve as directors for a three-year term of the three management nominees referred to in the proxy statement which accompanies the notice of the Meeting, namely Messrs. Henry M, Karp, Jonathan J. Ginns and Sydney Sweibel.

To vote for all nominees, mark the “FOR ALL” box, to withhold your vote for all nominees, mark the “WITHHOLD VOTE FOR ALL” box, to withhold your vote for a particular nominee (or nominees), mark “FOR ALL, EXCEPT WITHHOLD VOTE FOR” box and enter the name(s) of the exception(s) in the space provided below:

*Exceptions:

2.	_____ FOR or _____ WITHHOLD VOTE FOR

the appointment of KPMG LLP, chartered accountants, as the independent auditors of the Corporation for the fiscal year ending December 31, 2007 and the authorization of the audit committee of the board of directors to fix the remuneration of the independent auditors of the Corporation.

2.	_____ FOR or _____ AGAINST

the adoption of the 2007 stock option plan of the Corporation.

4.

With respect to amendments or variations of the matters referred to above or any other matters which are not now known to management and that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof, the undersigned hereby confers discretionary authority on the undersigned’s proxyholder to vote on such amendments or variations or such other matters in accordance with the best judgment of such person.

DATED this ______ day of ________________2007 (*see note 3 below)

____________________________ Signature of Shareholder or authorized representative (*See note 4 below) ________________________________ Print Name

Whether or not you anticipate attending the Meeting in person, kindly fill in and sign this form of proxy and return it in the envelope provided or by facsimile. This form of proxy will not be valid unless it is completed and returned to the transfer agent of the Corporation, Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada, M5J 2Y1, Attention: Proxy Department, in the return envelope or by fax to: (416) 263-9524 or 1-866-249-7775, not later than 5:00 p.m., (Eastern time) on June 20, 2007 or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Meeting, or any further adjournment or postponement thereof.

NOTES:

1.

You should indicate your choice on the matters set out above by checking the appropriate box. The shares represented by this proxy will be voted or withheld from voting in accordance with the foregoing instructions on any ballot that may be called for. Where a shareholder fails to specify a choice with respect to a matter referred to in this proxy and a management nominee (being one of the persons specified in the proxy) is appointed as a proxyholder, the shares represented by such proxy will be voted FOR such matter (including, in the case of the election of directors, FOR ALL) and in accordance with management’s recommendation with respect to any amendments or variations to a matter referred to in this proxy or any other matters which may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

2.

If you are unable to attend the Meeting, but wish to be represented, you have the right to appoint a person, who need not be a shareholder of the Corporation, to attend and vote on your behalf. If you use this form of proxy, but wish to appoint some person other than Holden L. Ostrin, Neil S. Wechsler or Leon P. Garfinkle, as your proxyholder, you must insert the name of that other person in the blank space provided. The proxyholder must attend the Meeting in order to vote on your behalf.

3. 4.

If not dated, this proxy is deemed to bear the date when it was mailed by management of the Corporation.

This proxy is only valid when signed. Please sign exactly as your name appears on the share registry. If the registered shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of a deceased shareholder, the shareholder’s name must be printed in the space provided, the proxy must be signed by the legal representative with his name printed below his signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

5.	All shareholders should refer to the accompanying Proxy Statement for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

6.

To be valid, this proxy must be dated and signed by you, as the registered holder of Class “A” shares of the Corporation, or as a person named as a proxyholder in respect of the Meeting in an omnibus proxy containing a power of substitution pursuant to applicable securities laws, or your attorney.

THIS IS YOUR PROXY.

PLEASE COMPLETE, FOLD AND RETURN IT IN

THE ENVELOPE PROVIDED OR BY FACSIMILE TO:

COMPUTERSHARE INVESTOR SERVICES INC.

By Registered Mail, Courier, Mail or Hand:

100 University Avenue,

9th Floor

Toronto, Ontario

Canada M5J 2Y1

Attention: Proxy Department

Facsimile No.: (416) 263-9524 or 1-866-249-7775

ANNEX B

OPTIMAL GROUP INC.

2007 Stock Option Plan

SECTION 1. - PURPOSE OF THE PLAN

1.1.          The purpose of this 2007 Stock Option Plan (the "Plan") is to provide key employees, directors and consultants (as defined in National Instrument 45-106) of Optimal Group Inc. ("Optimal") and its subsidiary bodies corporate (as such term is defined in the Canada Business Corporations Act, as the same may be modified or supplemented) (Optimal and its subsidiary bodies corporate, present and future, being hereinafter referred to collectively as the "Corporations"), with a proprietary interest through the granting of options to purchase shares of Optimal, subject to certain conditions as hereinafter set forth, for the following purposes:

1.1.1.

to increase the interest in the Corporations' welfare of those key employees, directors and consultants who share primary responsibility for the management, growth and protection of the business of the Corporations;

1.1.2.	to furnish an incentive to such employees, directors and consultants to continue their services for the Corporations; and

1.1.3.	to provide a means through which the Corporations may attract able persons to enter their employment or service.

1.2.          For the purposes of the Plan, the term «subsidiary» shall have the meaning attributed to such term in the Canada Business Corporations Act, as the same may be amended from time to time and any successor legislation thereto.

SECTION 2. - ADMINISTRATION OF THE PLAN

2.1.          The Plan shall be administered by the Board of Directors of Optimal or, if the Board of Directors by resolution so decides, by a committee of the Board of Directors (the administrator of the Plan, being the Board of Directors or such committee, as the case may be, being hereinafter referred to as the "Board").

2.2.          The Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations for carrying out the provisions and purposes of the Plan. The interpretation, construction and application of the Plan and any provisions thereof made by the Board shall be final and binding on all holders of options granted under the Plan and all persons eligible under the provisions of the Plan to participate therein. No member of the Board shall be liable for any action taken or for any determination made in good faith in the administration, interpretation, construction or application of the Plan.

SECTION 3. - GRANTING OF OPTIONS

3.1.          The Board may, from time to time by resolution, designate full-time employees, directors and consultants of any of the Corporations, to whom options to purchase Class "A" shares of the capital of Optimal (the "Common Shares") may be granted, the number of shares to be optioned to each of them and the relevant vesting provisions and option term, provided that:

(i)	the aggregate number of Common Shares to be optioned under the Plan shall not exceed the number provided for in Section 4 hereof; and

(ii)

the aggregate number of Common Shares reserved for issuance at any time to any one optionee shall not be greater than that permitted by law and by the regulations, rules and policies of the several securities authorities and stock exchanges or markets (including, without limitation, the Nasdaq Stock Market) to which Optimal may then be subject.

For the purposes of the Plan: (i) a "share compensation arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to one or more employees, directors and consultants including a share purchase from treasury which is financially assisted by Optimal by way of a loan, guarantee or otherwise; and (ii) shares "reserved for issuance" at any time refers to shares which may be issued in the future upon the exercise of stock options or stock purchase rights which have been granted pursuant to a share compensation arrangement and which are outstanding at such time.

3.2.          Options may only be granted by Optimal pursuant to resolutions of the Board. No option shall be granted to any person who is not a full-time employee, director or consultant of one of the Corporations.

3.3.          Any option granted under the Plan shall be subject to the requirement that, if at any time counsel to Optimal shall determine that the listing, registration, qualification or authorization for quotation of the Common Shares subject to such option upon any securities exchange or market (including, without limitation, the Nasdaq Stock Market), or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or market (including, without limitation, the Nasdaq Stock Market), or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such option or the issuance or purchase of Common Shares under the Plan, such option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, authorization for quotation, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require Optimal to apply for or to obtain such listing, registration, qualification, authorization for quotation, consent or approval.

SECTION 4. - SHARES SUBJECT TO THE PLAN

4.1.          Subject to adjustment pursuant to the provisions of Section 7 hereof, the maximum number of shares which may be issued under the Plan is equal to (i) all of the shares remaining available for issuance under the 1997 Plan (as hereinafter defined), including shares subject to issuance under options outstanding under the 1997 Plan, plus (ii) 2.3 million shares, which may be issued as ISOs (as defined in Section 10.6 hereof). The Common Shares subject to issuance under the Plan (including any shares subject to issuance under options granted under the 1997 Plan) will return to the Plan and be available for issuance hereunder to the extent that any options granted under the Plan or the 1997 Plan expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full on or after May 8, 2007. The number of shares available for issuance under the Plan shall be reduced by the number of shares issued after May 8, 2007 upon the exercise of options outstanding under the 1997 Plan. For the purposes of this Section 4.1, the "1997 Plan" means the stock option plan adopted by the Board of Directors of Optimal on February 7, 1997, as amended.

4.2.         Common Shares in respect of which options are not exercised, due to the expiration, termination of lapse of such options, shall be available for options to be granted thereafter pursuant to the provisions of the Plan.

SECTION 5. - OPTION PRICE

5.1.          The option price per share for Common Shares which are the subject of any option shall be fixed by the Board when such option is granted. The option price per share for Common Shares shall be equal to the reported closing price of the Common Shares on the primary published market for the Common Shares (the “Market Price”) on the date that the option is granted. If no sale is reported on the primary published market for the Common Shares on the date of grant, the Market Price shall mean the reported closing price of the Common Shares on the primary market for Common Shares on the trading day before the date of grant. If the Common Shares are not traded on a published market on the date of grant of an option, the option price per share shall be equal to the fair market value of the Common Shares as determined by the Board employing a reasonable application of a reasonable method in assigning such fair market value.

For the purposes of this Section 5.1, "primary published market" for the Common Shares means the published market on which the greatest volume of trading in the Common Shares has occurred during the twenty business days preceding the date as of which the Market Price is being determined and "published market" means any market on which the Common Shares are traded (including, without limitation, the Nasdaq Stock Market), if the prices at which they have been traded on that market are regularly published in a newspaper or business or financial publication of general and regular paid circulation.

SECTION 6. - CONDITIONS GOVERNING OPTIONS

6.1.	Each option shall be subject to the following conditions:
6.1.1.	Employment or Service

The granting of an option to a full-time employee, director or consultant shall not impose upon any of the Corporations any obligation to retain the optionee in its employ or as a director or consultant thereof.

6.1.2.	Option Term

The period (not to exceed ten (10) years) during which an option is exercisable shall be determined by the Board, in its sole discretion, at the time of granting the particular option.

6.1.3.	Exercise of Options

Prior to its expiration or earlier termination in accordance with the Plan, each option shall be exercisable as to all or such part or parts of the optioned Common Shares and at such time or times as the Board, at the time of granting the particular option, may determine in its sole discretion.

6.1.4.	Non-assignability of Option Rights

Each option granted under the Plan is personal to the optionee and shall not be assignable or transferable by the optionee, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased optionee. No option granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

6.1.5.	Effect of Termination of Employment or Death
6.1.5.1.

Upon an optionee's employment or service being terminated for cause or upon an optionee being removed from office as a director or becoming disqualified from being a director by law, any option or the unexercised portion thereof granted to him shall terminate forthwith.

6.1.5.2.

Upon an optionee's employment or service with the Corporations being terminated (except in the case of transfer from one corporation to another corporation contemplated herein) otherwise than by reason of death, termination for cause or retirement at normal retirement age, or upon an optionee ceasing to be a director other than by reason of death, removal or disqualification by law, any option or unexercised part thereof granted to such optionee may be exercised by him for that number of shares only which he was entitled to acquire under the option pursuant to paragraph 6.1.3 at the time of such termination or cessation. Such option shall only be exercisable within ninety (90) days after such termination or cessation or prior to the expiration of the term of the option, whichever occurs earlier.

6.1.5.3.

If an optionee dies while employed by or performing services to the Corporations or while serving as a director of the Corporations, any option or unexercised part thereof granted to such optionee may be exercised by the person to whom the option is transferred by will or the laws of descent and distribution for that number of shares only which he was entitled to acquire under the option pursuant to paragraph 6.1.3 at the time of his death. Such option shall only be exercisable within one hundred eighty (180) days after the optionee's death or prior to the expiration of the term of the option, whichever occurs earlier.

6.1.6.	Rights as a Shareholder

The optionee (or his personal representatives or legatees) shall have no rights whatsoever as a shareholder in respect of any shares covered by his option until the date of issuance of a share certificate to him (or his personal representatives or legatees) for such shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

6.1.7.	Method of Exercise

Subject to the provisions of the Plan, an option granted under the Plan shall be exercisable (from time to time as provided in paragraph 6.1.3 hereinabove) by the optionee (or his personal representatives or legatees) giving notice in writing to Optimal at its registered office, addressed to either of its Co-Chairmen or its Chief Executive Officer, which notice shall specify the number of Common Shares in respect of which the option is being exercised and shall be accompanied by full payment, by cash or certified cheque, of the purchase price for the number of shares specified therein, or upon approval by the Board by a cashless exercise procedure through a broker-dealer. Upon such exercise of the option, Optimal shall forthwith cause the transfer agent and registrar of Optimal to deliver to the optionee (or his personal representatives or legatees) a certificate in the name of the optionee (or his personal representatives or legatees) representing in the aggregate such number of shares as the optionee (or his personal representatives or legatees) shall have then paid for and as are specified in such written notice of exercise of option. If required by the Board by notification to the optionee at the time of granting of the option, it shall be a condition of such exercise that the optionee shall represent that he is purchasing the Common Shares in respect of which the option is being exercised for investment only and not with a view to resale or distribution.

6.2.          Options shall be evidenced by a share option agreement or certificate in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Section 6.1 be included therein.

SECTION 7. - ADJUSTMENT TO SHARES SUBJECT TO THE OPTION

7.1.          In the event of any subdivision of the Common Shares into a greater number of Common Shares at any time after the grant of an option to any optionee and prior to the expiration of the term of such option, Optimal shall deliver to such optionee at the time of any subsequent exercise of his option in accordance with the terms hereof in lieu of the number of Common Shares to which he was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Common Shares as such optionee would have held as a result of such subdivision if on the record date thereof the optionee had been the registered holder of the number of Common Shares to which he was theretofore entitled upon such exercise.

7.2.          In the event of any consolidation of the Common Shares into a lesser number of Common Shares at any time after the grant of an option to any optionee and prior to the expiration of the term of such option, Optimal shall deliver to such optionee at the time of any subsequent exercise of his option in accordance with the terms hereof in lieu of the number of Common Shares to which he was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Common Shares as such optionee would have held as a result of such consideration if on the record date thereof the optionee had been the registered holder of the number of Common Shares to which he was theretofore entitled upon such exercise.

7.3.          If at any time after the grant of an option to any optionee and prior to the expiration of the term of such option, the Common Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Sections 7.1 and 7.2 or, subject to the provisions of paragraph 8.2.1 hereof, Optimal shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor Corporation"), the optionee shall be entitled to receive upon the subsequent exercise of his option in accordance with the terms hereof and shall accept in lieu of the number of Common Shares then subscribed for but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of Optimal or the Successor Corporation (as the case may be) and/or other consideration from Optimal or the Successor Corporation (as the case may be) that the optionee would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or, subject to the provisions of paragraph 8.2.1 hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, he had been the registered holder of the number of Common Shares to which he was immediately theretofore entitled upon such exercise.

SECTION 8. - AMENDMENT OR DISCONTINUANCE OF THE PLAN

8.1.          The Board of Directors of Optimal may, subject to regulatory approval, amend or discontinue the Plan at any time, provided, however, that no such amendment may materially and adversely affect any option rights previously granted to an optionee under the Plan without the consent of the optionee, except to the extent required by law or by the regulations, rules, by-laws or policies of any regulatory authority or stock exchange or market (including, without limitation, the Nasdaq Stock Market).

8.2.          Notwithstanding anything contained to the contrary in the Plan or in any resolution of the Board in implementation thereof:

8.2.1.

in the event Optimal proposes to amalgamate, merge or consolidate with or into any other corporation (other than with a wholly-owned subsidiary of Optimal) or to liquidate, dissolve or wind-up, or in the event an offer to purchase the Common Shares of Optimal or any part thereof shall be made to all holders of Common Shares of Optimal, Optimal shall have the right, upon written notice thereof to each optionee holding options under the Plan, to permit the exercise of all such options within the thirty (30) day period next following the date of such notice and to determine that upon the expiration of such thirty (30) day period, all rights of optionees to such options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have further force or effect whatsoever;

8.2.2.

the Board may, by resolution, but subject to applicable regulatory provisions, advance the date on which any option may be exercised or extend the expiration date of any option, in the manner to be set forth in such resolution, provided that the period during which an option is exercisable does not exceed ten (10) years from the date the option is granted. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which any option may be exercised by any other optionee; and

8.2.3.

the Board may, by resolution, but subject to applicable regulatory provisions, decide that any of the provisions hereof concerning the effect of termination of the optionee's employment or cessation of the optionee's directorship or consulting or service arrangement, shall not apply for any reason acceptable to the Board.

SECTION 9. - GOVERNING LAWS

9.1.          The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

SECTION 10. – RULES APPLICABLE TO U.S. OPTIONEES

10.1.        Notwithstanding anything in the Plan to the contrary, the provisions of this Section 10 shall apply to any option granted under the Plan to an optionee who is a U.S. citizen, U.S. permanent resident or U.S. tax resident for purposes of the U.S. Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "Code") or an optionee for whom an option granted under the Plan would be subject to U.S. taxation under the Code (each, a “U.S. Optionee”).

10.2         Options may be granted under the Plan to those U.S. Optionees who are designated full-time employees, directors or consultants of Optimal and its subsidiary bodies corporate (as such term is defined in the Canada Business Corporations Act) provided that any such subsidiary is an “eligible issuer of service recipient stock” within the meaning set forth in §1.409A-1(b)(5)(iii)(E) of the treasury regulations promulgated under the Code (the “Regulations”).

10.3         The option price per share for Common Shares that are the subject of any option shall be no less than the fair market value of the Common Shares within the meaning set forth in §1.409A-1(b)(5)(iv) of the Regulations.

10.4         Any adjustment to the Common Shares pursuant to Section 7 hereof shall be made in accordance with §1.409-1(b)(5)(v)(D) of the Regulations.

10.5         Notwithstanding the provisions of Section 8.2.3 hereof, no option held by a U.S. Optionee may be extended beyond the original expiration of the term of such option.

10.6         Any option granted to a U.S. Optionee shall be an "incentive stock option" within the meaning of Section 422 of the Code (an “ISO”) to the extent that the following provisions are met with respect to each such incentive stock option.

10.6.1.	The share option agreement described in Section 6.2 hereof pursuant to which such option is granted shall expressly designate that the option is intended to qualify as an ISO.

10.6.2 Notwithstanding the designation of any option as an ISO in a share option agreement, the aggregate fair market value (determined as of the time the option is granted) of the Common Shares with respect to which options are exercisable for the first time by such U.S. Optionee during any calendar year under the Plan and all other ISO plans, within the meaning of Section 422 of the Code, of any of the Corporations shall not exceed One Hundred Thousand Dollars in U.S. funds (US $100,000). To the extent that the aggregate fair market value (determined as of the time the option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by such U.S. Optionee during any calendar year under the Plan and all other ISO plans, within the meaning of Section 422 of the Code, of any of the Corporations exceeds One Hundred Thousand Dollars in U.S. funds (US $100,000), such options will be treated as nonqualified stock options (i.e., options that fail to qualify as ISOs) in accordance with Section 422(d) of the Code.

10.6.3.

If any U.S. Optionee to whom an ISO is to be granted under the Plan is at the time of the grant of such option the owner of shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of Optimal or any of the Corporations, the following special provisions shall be applicable to the option granted to such individual:

10.6.3.1.	the purchase price per Common Share subject to such ISO shall not be less than one hundred ten percent (110%) of the Market Price of one Common Share at the time of grant, and

10.6.3.2.	for the purpose of this Section 10 only, the exercise period shall not exceed five (5) years from the date of grant;

10.6.4

No option may be granted under the Plan to a U.S. Optionee following the expiry of ten (10) years after the date on which the Plan is adopted by the Board or the date the Plan is approved by the shareholders of Optimal, whichever is earlier.

10.6.5.	No option granted to a U.S. Optionee under the Plan shall become exercisable unless and until the Plan shall have been approved by the shareholders of Optimal.

SECTION 11. - EFFECTIVE DATE OF PLAN

11.1.        The Plan was adopted by the Board of Directors of Optimal on the 8th day of May 2007. Should any changes to the Plan be required by any securities regulatory authority or other governmental body of any jurisdiction to which the Plan has been submitted or by any stock exchange or market (including, without limitation, the Nasdaq Stock Market) on which the Common Shares may from time to time be listed or approved for quotation, such changes shall be made to the Plan as are necessary to conform with such requests and, if such changes are approved by the Board of Directors of Optimal, the Plan, as amended, shall remain in full force and effect in its amended form as of and from May 8, 2007.

11.2.        Notwithstanding the foregoing, the Plan shall not become effective, and any options granted under the Plan on or after the date of the Plan shall not be exercisable, unless and until the Plan shall have been approved by the shareholders of Optimal.

By order of the Board of Directors